Terex Reports Third Quarter 2024 Results

•Sales of $1.2 billion and operating margin of 10.1% and 10.5% as adjusted1
•EPS of $1.31 and adjusted1 EPS of $1.46
•Return on invested capital of 23.7%
•Full-year adjusted1 EPS outlook of $5.85 to $6.25

Norwalk, CT, October 30, 2024 -- Terex Corporation (NYSE: TEX), a global industrial equipment manufacturer of materials processing machinery, waste and recycling solutions, mobile elevating work platforms, and equipment for the electric utility industry, today announced its results for the third quarter 2024.

CEO Commentary
“The Terex team adapted quickly to in-quarter industry channel adjustments and executed at a high level throughout the third quarter,” said Simon Meester, Terex President and Chief Executive Officer. “In early October, we completed the acquisition of Environmental Solutions Group ("ESG") strengthening our portfolio and leveraging our operating system to drive sustainable, accelerated long-term growth. ESG adds a non-cyclical, financially accretive, and market-leading business to Terex's portfolio with tangible synergies in the fast-growing waste and recycling end market."

Third Quarter Operational and Financial Highlights
•Net sales of $1.2 billion were 6% lower than the third quarter of 2023, resulting from declines in Material Processing ("MP"), partially offset by modest growth in Aerial Work Platforms ("AWP").
•Income from operations was $122 million, or 10.1% of net sales, compared to $163 million, or 12.6% of net sales, during the prior year2. Adjusted1 income from operations was $127 million, or 10.5% of net sales for the third quarter of 2024. The year-over-year change was primarily due to lower sales volume and unfavorable geographic and product mix.
•Income from continuing operations was $88 million, or $1.31 per share, compared to $119 million, or $1.75 per share, in the third quarter of 2023. Adjusted1 income from continuing operations was $98 million, or $1.46 per share for the third quarter of 2024, compared to $117 million, or $1.72 per share, in the third quarter of 2023.
•Return on invested capital of 23.7% continues to significantly exceed our cost of capital.

Business Segment Review

Materials Processing
•Net sales of $444 million were down $97 million year-over-year, resulting from channel adjustments and lower end-market demand in certain areas.
•Income from operations was $56 million, or 12.6% of net sales, compared to $92 million, or 17.0% of net sales, in the prior year2. Adjusted1 income from operations was $59 million, or 13.3% of net sales for the third quarter of 2024. The change was primarily due to lower sales volume and unfavorable product and geographic mix. The team continues to execute cost reduction actions and align production plans with market requirements.

Aerial Work Platforms
•Net sales of $769 million were up 2.4% year-over-year or $18 million. During the third quarter, customers adjusted delivery schedules to align with fleet productivity and shorter equipment lead times.
•Income from operations of $83 million, or 10.8% of net sales, was down from $93 million, or 12.4% of net sales, in the prior year2. Adjusted1 income from operations was $85 million, or 11.1% of net sales for the third quarter of 2024. The change resulted from unfavorable product mix and higher freight costs. The team continues to execute cost reduction actions and align production plans with market requirements.

Strong Balance Sheet and Liquidity
•As of September 30, 2024, the Company had liquidity (cash and availability under our revolving line of credit) of $952 million and net leverage of 0.4x.
•Terex deployed $29 million for capital expenditures during the third quarter of 2024 to support business growth and operational improvements.
•Through September 30, 2024, Terex has returned $66 million to shareholders through share repurchases and dividends.
•On October 8, 2024, the Company completed the acquisition of ESG, which was funded with a combination of 6.25% Senior Notes, term loan borrowings, and cash on hand. The Company expects net leverage to be approximately 2.5x for the year ended December 31, 2024.

CFO Commentary
"Our Q3 results reflect lower than expected volume in the quarter. We continue to take action to reduce costs and align production with demand," commented Julie Beck, Senior Vice President and Chief Financial Officer. "I am very pleased that our future financial results will enjoy the accretive addition of ESG, reducing our cyclicality going forward. I am also pleased with the results of our ESG acquisition-related funding actions. We maintain a strong and agile balance sheet that will continue to enable us to fund strategic growth initiatives, and return capital to shareholders."

Full-Year 2024 Outlook
(in millions, except per share data)

Terex Adjusted Outlook[3]
Net Sales	$5.0 - $5.2 billion
Operating Margin	11.4% - 11.7%
EBITDA	$635 - $670
Interest / Other Expense	~$90
Tax Rate	~19%
EPS	$5.85 - $6.25
Share Count	~68
Depreciation / Amortization	~$65
Free Cash Flow[4]	~$200
Corp & Other OP	~($70)

Terex Outlook includes ESG post October 8, 2024 close contribution of ~$200M sales, ~18.5% operating margin, and $40M EBITDA.

Segment Adjusted Outlook[5]
	Net Sales	Operating Margin[1]
Materials Processing	~$1.9 billion	14.1% - 14.3%
AWP	~$3.0 billion	11.5% - 11.8%

Non-GAAP Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis.  A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Management believes that presenting these non-GAAP financial measures provide investors with additional analytical tools which are useful in evaluating our operating results and the ongoing performance of our underlying businesses because they (i) provide meaningful supplemental information regarding financial performance by excluding impact of one-time items and other items affecting comparability between periods, (ii) permit investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our core operating performance across periods, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our financial results. We do not, nor do we suggest that investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a conference call to review the financial results on Wednesday, October 30, 2024 beginning at 8:30 a.m. ET. Simon A. Meester, President and CEO, and Julie Beck, Senior Vice President and Chief Financial Officer, will host the call. A simultaneous webcast of this call can be accessed at https://investors.terex.com. Participants are encouraged to access the call 15 minutes prior to the starting time. The call will also be archived in the Event Archive at https://investors.terex.com.

1 Refer to the Glossary for GAAP to non-GAAP reconciliation.
2 No adjustments applicable for prior year figures.
3 Includes the impact of ESG post October 8, 2024 close. Excludes the impact of future acquisitions, divestitures, restructuring and other unusual items.
4 Capital expenditures, net of proceeds from sale of capital assets: ~$125 million.
5 Excludes the impact of future acquisitions, divestitures, restructuring and other unusual items.

Forward-Looking Statements

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995) regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent reports we file with the U.S. Securities and Exchange Commission from time to time, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contingencies and Uncertainties.” In addition, when included in this press release the words “may,” “expects,” “should,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates,” “will” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:
•we may be unable to successfully integrate acquired businesses, including the Environmental Solutions Group business;
•we may not realize expected benefits for any acquired businesses within the timeframe anticipated or at all;
•our operations are subject to a number of potential risks that arise from operating a multinational business, including political and economic instability and compliance with changing regulatory environments;
•changes in the availability and price of certain materials and components, which may result in supply chain disruptions;
•consolidation within our customer base and suppliers;
•our business may suffer if our equipment fails to perform as expected;
•a material disruption to one of our significant facilities;
•our business is sensitive to general economic conditions, government spending priorities and the cyclical nature of markets we serve;
•our consolidated financial results are reported in U.S. dollars while certain assets and other reported items are denominated in the currencies of other countries, creating currency exchange and translation risk;
•we have a significant amount of debt outstanding and need to comply with restrictive covenants contained in our debt agreements;
•our ability to generate sufficient cash flow to service our debt obligations and operate our business;
•our ability to access the capital markets to raise funds and provide liquidity;
•the financial condition of customers and their continued access to capital;
•exposure from providing credit support for some of our customers;
•we may experience losses in excess of recorded reserves;
•our industry is highly competitive and subject to pricing pressure;
•our ability to successfully implement our strategy and the actual results derived from such strategy;
•increased cybersecurity threats and more sophisticated computer crime;
•increased regulatory focus on privacy and data security issues and expanding laws;
•our ability to attract, develop, engage and retain team members;
•possible work stoppages and other labor matters;
•litigation, product liability claims and other liabilities;
•changes in import/export regulatory regimes, imposition of tariffs, escalation of global trade conflicts and unfairly traded imports, particularly from China, could continue to negatively impact our business;
•compliance with environmental regulations could be costly and failure to meet sustainability expectations or standards or achieve our sustainability goals could adversely impact our business;
•our compliance with the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws;
•our ability to comply with an injunction and related obligations imposed by the U.S. Securities and Exchange Commission; and
•other factors.

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and material factors. The forward-looking statements contained herein speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this press release to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global industrial equipment manufacturer of materials processing machinery, waste and recycling solutions, mobile elevating work platforms (MEWPs), and equipment for the electric utility industry. We design, build, and support products used in maintenance, manufacturing, energy, minerals and materials management, construction, waste and recycling, and the entertainment industry. We provide best-in-class lifecycle support to our customers through our global parts and services organization, and offer complementary digital solutions, designed to help our customers maximize their return on their investment. Certain Terex products and solutions enable customers to reduce their impact on the environment including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, and Asia Pacific and sold worldwide.

Contact Information
Derek Everitt
VP Investor Relations
Email: InvestorRelations@Terex.com

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2024	2023	2024	2023
Net sales	$1,212	$1,290	$3,886	$3,929
Cost of goods sold	(967)	(998)	(3,015)	(3,015)
Gross profit	245	292	871	914
Selling, general and administrative expenses	(123)	(129)	(398)	(393)
Income (loss) from operations	122	163	473	521
Other income (expense)
Interest income	3	2	9	5
Interest expense	(13)	(17)	(44)	(47)
Other income (expense) – net	(13)	1	(28)	(5)
Income (loss) from continuing operations before income taxes	99	149	410	474
(Provision for) benefit from income taxes	(11)	(30)	(73)	(85)
Income (loss) from continuing operations	88	119	337	389
Gain (loss) on disposition of discontinued operations- net of tax	—	—	—	2
Net income (loss)	$88	$119	$337	$391
Basic earnings (loss) per Share:
Income (loss) from continuing operations	$1.32	$1.77	$5.03	$5.75
Gain (loss) on disposition of discontinued operations – net of tax	—	—	—	0.04
Net income (loss)	$1.32	$1.77	$5.03	$5.79
Diluted earnings (loss) per Share:
Income (loss) from continuing operations	$1.31	$1.75	$4.98	$5.69
Gain (loss) on disposition of discontinued operations – net of tax	—	—	—	0.03
Net income (loss)	$1.31	$1.75	$4.98	$5.72
Weighted average number of shares outstanding in per share calculation
Basic	66.9	67.4	67.0	67.6
Diluted	67.4	68.2	67.7	68.4

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	September 30, 2024	December 31, 2023

Assets
Current assets
Cash and cash equivalents	$352	$371
Other current assets	2,029	1,874
Total current assets	2,381	2,245
Non-current assets
Property, plant and equipment – net	602	570
Other non-current assets	798	800
Total non-current assets	1,400	1,370
Total assets	$3,781	$3,615

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$4	$3
Other current liabilities	992	1,116
Total current liabilities	996	1,119
Non-current liabilities
Long-term debt, less current portion	624	620
Other non-current liabilities	204	204
Total non-current liabilities	828	824
Total liabilities	1,824	1,943

Total stockholders’ equity	1,957	1,672
Total liabilities and stockholders’ equity	$3,781	$3,615

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net income (loss)	$337	$391
Depreciation and amortization	45	37
Changes in operating assets and liabilities and non-cash charges	(233)	(159)
Net cash provided by (used in) operating activities	149	269
Investing Activities
Capital expenditures	(88)	(72)
Other investing activities, net	8	18
Net cash provided by (used in) investing activities	(80)	(54)
Financing Activities
Net cash provided by (used in) financing activities	(88)	(161)
Effect of exchange rate changes on cash and cash equivalents	0	(6)
Net increase (decrease) in cash and cash equivalents	(19)	48
Cash and cash equivalents at beginning of period	371	304
Cash and cash equivalents at end of period	$352	$352

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q3				Year to Date
	2024		2023		2024		2023
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$1,212		$1,290		$3,886		$3,929
Income from operations	$122	10.1%	$163	12.6%	$473	12.2%	$521	13.3%

MP
Net sales	$444		$541		$1,463		$1,672
Income from operations	$56	12.6%	$92	17.0%	$205	14.0%	$275	16.4%

AWP
Net sales	$769		$751		$2,423		$2,262
Income from operations	$83	10.8%	$93	12.4%	$324	13.4%	$310	13.7%

Corp and Other / Eliminations
Net sales	$(1)		$(2)		$—		$(5)
Loss from operations	$(17)	*	$(22)	*	$(56)	*	$(64)	*
* Not a meaningful percentage

GLOSSARY

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended September 30, 2024, unless otherwise indicated.

2024 Outlook
The Company's 2024 outlook for earnings per share is a non-GAAP financial measure because it excludes potential future acquisitions, divestitures, restructuring, and other unusual items. The Company is not able to reconcile this forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company's full-year 2024 GAAP financial results. This forward looking information provides guidance to investors about the Company's EPS expectations excluding unusual items that the Company does not believe is reflective of its ongoing operations.

EBITDA
EBITDA is defined as earnings, before interest, other non-operating income (loss), income (loss) attributable to non-controlling interest, taxes, depreciation and amortization. The Company calculates this by subtracting the following items from Net income (loss): (Gain) loss on disposition of discontinued operations- net of tax; and (Income) loss from discontinued operations – net of tax. Then adds the Provision for (benefit from) income taxes; Interest & Other (Income) Expense; the Depreciation and Amortization amounts reported in the Consolidated Statement of Cash Flows less amortization of debt issuance costs that are recorded in Interest expense. Adjusted EBITDA is defined as EBITDA plus certain SG&A and other income/expenses.

The Company believes that disclosure of EBITDA and Adjusted EBITDA will be helpful to those reviewing its performance, as EBITDA provides information on its ability to meet debt service, capital expenditure and working capital requirements, and is also an indicator of profitability.

	Three Months Ended September 30, 2024	LTM Ended September 30, 2024
Net income (loss)	$88	$464
(Gain) loss on disposition of discontinued operations - net of tax	—	1
Income (loss) from continuing operations	88	465
Interest & Other (Income) Expense	23	74
Income Taxes	11	50
Income (loss) from operations	122	589
Depreciation	14	59
Amortization	1	4
Non-Cash Interest Costs	(1)	(2)
EBITDA	$136	$650
Accelerated Vesting / Severance	5	25
Other	—	4
Adjusted EBITDA	$141	$679

Net sales	$1,212	5,109
EBITDA Margin %	11.2%	12.7%
Adjusted EBITDA Margin %	11.6%	13.3%

	Three Months Ended September 30, 2024		LTM Ended September 30, 2024
EBITDA	$136	11.2%	$650	12.7%
MP Adjustments	3	0.2%	10	0.2%
AWP Adjustments	2	0.2%	5	0.1%
Corporate & Other Adjustments	—	—%	14	0.3%
Adjusted consolidated EBITDA	$141	11.6%	$679	13.3%

Free Cash Flow
The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as Net cash provided by (used in) operating activities less Capital expenditures, net of proceeds from sale of capital assets. The Company believes that this measure of free cash flow provides management and investors further useful information on cash generation or use in our primary operations. The following table reconciles Net cash provided by (used in) operating activities to free cash flow (in millions):

Year Ending December 31, 2024 Outlook
Net cash provided by (used in) operating activities	$325
Capital expenditures, net of proceeds from sale of capital assets	(125)
Free cash flow (use)	$200

Note: 2024 Outlook free cash flow represents the mid-point of the range

Net Leverage
The Company calculates a non-GAAP measure of net leverage. The Company defines net leverage as Net Debt divided by adjusted last twelve months (LTM) EBITDA. The Company believes that this measure reflects its ability to cover its net debt obligations with results from core operations. Amounts described below are reported in millions, except net leverage.

September 30, 2024
Net Debt	$276
Divided by: Adjusted LTM EBITDA	679
Net Leverage	0.4x

Debt & Net Debt
Debt is calculated using the Condensed Consolidated Balance Sheet amounts for Current portion of long-term debt plus Long-term debt, less current portion plus debt from liabilities held for sale. Net Debt is calculated as Debt less Cash and cash equivalents, including amounts in assets held for sale. These measures aid in the evaluation of the Company’s financial condition.

September 30, 2024
Long-term debt, less current portion	$624
Current portion of long-term debt	$4
Debt	$628
Less: Cash and cash equivalents	$(352)
Net Debt	$276

ROIC
ROIC and other Non-GAAP Measures (as calculated below) assist in showing how effectively we utilize capital invested in our operations. ROIC is determined by dividing the sum of NOPAT for each of the previous four quarters by the average of Debt less Cash and cash equivalents plus Stockholders’ equity for the previous five quarters. NOPAT for each quarter is calculated by multiplying Income (loss) from operations by one minus the annualized effective tax rate as adjusted. Debt is calculated using amounts for Current portion of long-term debt plus Long-term debt, less current portion. We calculate ROIC using the last four quarters’ NOPAT as this represents the most recent 12-month period at any given point of determination. In order for the denominator of the ROIC ratio to properly match the operational period reflected in the numerator, we include the average of five quarters’ ending balance sheet amounts so that the denominator includes the average of the opening through ending balances (on a quarterly basis) thereby providing, over the same time period as the numerator, four quarters of average invested capital.

In the calculation of ROIC, we adjust the annualized effective tax rate to reflect management’s expectation of the full-year effective tax rate and amortize the one-time tax benefit derived from recording of a deferred tax asset in relation to our Swiss operations in 2023 to create a measure that is more useful to understanding our operating results and the ongoing performance of our underlying business as shown in the tables below. Our management and Board of Directors use ROIC as one measure to assess operational performance, including in connection with certain compensation programs. We use ROIC as a metric because we believe it measures how effectively we invest our capital and provides a better measure to compare ourselves to peer companies to assist in assessing how we drive operational improvement. We believe ROIC measures return on the amount of capital invested in our businesses and is an accurate and descriptive measure of our performance. We also believe adding Debt less Cash and cash equivalents to Stockholders’ equity provides a better comparison across similar businesses regarding total capitalization, and ROIC highlights the level of value creation as a percentage of capital invested. As the tables below show, our ROIC at September 30, 2024 was 23.7%.

Q3 2024

Amounts described below are reported in millions, except for the annualized effective tax rate as adjusted. Amounts are as of and for the three months ended for the periods referenced in the tables below.

	Sep '24	Jun '24	Mar '24	Dec '23	Sep '23
Annualized effective tax rate as adjusted(1)	17.3%	17.3%	17.3%	18.2%
Income (loss) from operations	$122	$193	$158	$116
Multiplied by: 1 minus annualized effective tax rate	82.7%	82.7%	82.7%	81.8%
Net operating income (loss) after tax	$101	$160	$131	$95
Debt	$628	$666	$724	$623	$709
Less: Cash and cash equivalents	$(352)	$(319)	$(365)	$(371)	$(352)
Debt less Cash and cash equivalents	$276	$347	$359	$252	$357
Stockholders’ equity	$1,957	$1,824	$1,732	$1,672	$1,496
Debt less Cash and cash equivalents plus Stockholders’ equity	$2,233	$2,171	$2,091	$1,924	$1,853

(1) The annualized effective tax rate for Dec '23 period represents the adjusted full-year 2023 effective tax rate.

September 30, 2024 ROIC	23.7%
NOPAT as adjusted (last 4 quarters)	$487
Average Debt less Cash and cash equivalents plus Stockholders’ equity (5 quarters)	$2,054

Nine Months Ended September 30, 2024	Income (loss) from continuing operations before income taxes	(Provision for) benefit from income taxes	Income tax rate
Reconciliation of annualized effective tax rate:
As reported	$410	$(73)	17.8%
Effect of adjustments:
Tax related to full-year effective tax rate expectation	—	(5)
Tax related to Swiss deferred tax asset	—	7
As adjusted	$410	$(71)	17.3%

GAAP to Non-GAAP Reconciliation: Q3 2024

	Q3 2024 GAAP	Accelerated Vesting / Severance	Deal Related	Mark-to-Market	Q3 2024 Adjusted (non-GAAP)
Net Sales	$1,212	—	—	—	$1,212
Gross Profit	245	4	—	—	249
% of Sales	20.2%				20.5%
SG&A	(123)	1	—	—	(122)
% of Sales	(10.1%)				(10.1%)
Income (Loss) from Operations	122	5	—	—	127
Operating Margin	10.1%				10.5%
Net Interest (Expense)	(10)	—	—	—	(10)
Other (Expense)	(13)	—	8	—	(5)
Income (Loss) from Cont. Ops. Before Taxes	99	5	8	—	112
Benefit from (Provision for) Income Taxes	(11)	(1)	(2)	—	(14)
Effective Tax Rate	11.1%				12.5%
Income (Loss) from Continuing Operations	$88	4	6	–	$98
Earnings (Loss) per Share	$1.31	0.06	0.09	–	$1.46

GAAP to Non-GAAP Reconciliation: YTD Q3 2024

	YTD Q3 2024 GAAP	Accelerated Vesting / Severance	Deal Related	Mark-to-Market	YTD Q3 2024 Adjusted (non-GAAP)
Net Sales	$3,886	—	—	—	$3,886
Gross Profit	871	5	—	—	876
% of Sales	22.4%				22.5%
SG&A	(398)	6	—	—	(392)
% of Sales	(10.2%)				(10.1%)
Income (Loss) from Operations	473	11	—	—	484
Operating Margin	12.2%				12.5%
Net Interest (Expense)	(35)	—	—	—	(35)
Other (Expense)	(28)	—	10	9	(9)
Income (Loss) from Cont. Ops. Before Taxes	410	11	10	9	440
Benefit from (Provision for) Income Taxes	(73)	(2)	(2)	(3)	(80)
Effective Tax Rate	17.8%				18.2%
Income (Loss) from Continuing Operations	$337	9	8	6	$360
Earnings (Loss) per Share	$4.98	0.13	0.12	0.09	$5.32

GAAP to Non-GAAP Reconciliation: Q3 2023

	Q3 2023 GAAP	Accelerated Vesting / Severance	Deal Related	Mark-to-Market	Q3 2023 Adjusted (non-GAAP)
Net Sales	$1,290	—	—	—	$1,290
Gross Profit	292	—	—	—	292
% of Sales	22.6%				22.6%
SG&A	(129)	—	—	—	(129)
% of Sales	(10.0%)				(10.0%)
Income (Loss) from Operations	163	—	—	—	163
Operating Margin	12.6%				12.6%
Net Interest (Expense)	(15)	—	—	—	(15)
Other (Expense)	1	—	—	(2)	(1)
Income (Loss) from Cont. Ops. Before Taxes	149	—	—	(2)	147
Benefit from (Provision for) Income Taxes	(30)	—	—	—	(30)
Effective Tax Rate	20.0%				20.4%
Income (Loss) from Continuing Operations	$119	–	–	(2)	$117
Earnings (Loss) per Share	$1.75	–	–	(0.03)	$1.72

GAAP to Non-GAAP Reconciliation: YTD Q3 2023

	YTD Q3 2023 GAAP	Mark-to-Market	OKC Sale Gain	YTD Q3 2023 Adjusted (non-GAAP)
Net Sales	$3,929	—	—	$3,929
Gross Profit	914	—	—	914
% of Sales	23.3%			23.3%
SG&A	(393)	—	(2)	(395)
% of Sales	(10.0%)			(10.1%)
Income (Loss) from Operations	521	—	(2)	519
Operating Margin	13.3%			13.2%
Net Interest (Expense)	(42)	—	—	(42)
Other (Expense)	(5)	(1)	—	(6)
Income (Loss) from Cont. Ops. Before Taxes	474	(1)	(2)	471
Benefit from (Provision for) Income Taxes	(85)	—	1	(84)
Effective Tax Rate	18.0%			17.8%
Income (Loss) from Continuing Operations	$389	(1)	(1)	$387
Earnings (Loss) per Share	$5.69	(0.01)	(0.01)	$5.67

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
Consolidated operating income (GAAP)	$122	10.1%	$473	12.2%
MP Adjustments	3	0.3%	4	0.1%
AWP Adjustments	2	0.1%	3	0.1%
Corporate & Other Adjustments	—	—%	4	0.1%
Adjusted consolidated operating income (non-GAAP)	127	10.5%	484	12.5%

Consolidated operating income (GAAP)	$122	10.1%	$473	12.2%
Accelerated Vesting / Severance	5	0.4%	11	0.3%
Adjusted consolidated operating income (non-GAAP)	127	10.5%	484	12.5%